SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015 (August 31, 2015)

AIRWARE LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Jeffrey Rassas

7377 E. Doubletree Ranch Rd., Suite 260

Scottsdale, AZ 85251

Tel. 480-463-4246

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.

113 Barksdale Professional Center

Newark, DE 19711

Tel. 302-266-9367

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AIRWARE LABS CORP.

Form 8-K

Current Report

ITEM 8.01	OTHER EVENTS

 On August 31, 2015, Airware Labs Corp.’s (the “Company”) wholly owned subsidiary Airware Holdings, Inc., a Nevada corporation (“Airware Holdings”), entered into the Tenth Allonge to Senior Secured Convertible Note (the “Tenth Allonge”) which attaches to and forms part of that Senior Secured Convertible Note, dated December 14, 2009 (the “Note”), made by Airware Holdings, payable to the order of Stockbridge Enterprises, L.P., a Nevada limited partnership (“Stockbridge” or the “Holder”). Pursuant to the Tenth Allonge, the maturity date of the Note for all outstanding principal has been extended to September 30, 2017, in exchange for the issuance of: (i) an additional warrant exercisable to purchase 3,500,000 shares of common stock of the Company at a price equal (a) $0.10 or (b) the lowest Closing Price during the ten (10) Trading Days immediately preceding the exercise date, or as subsequently adjusted as provided in Section 8 of the Warrant Agreement, for a term of five years, which vests immediately.

The foregoing description of the Tenth Allonge to Senior Secured Convertible Note is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit

10.1	Tenth Allonge Dated August 31, 2015, to that certain Senior Secured Convertible Note held by Stockbridge Enterprises, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRWARE LABS CORP.
Date: October 13, 2015	By:	/s/ Jeffrey Rassas
Jeffrey Rassas
Chief Executive Officer